UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 3, 2004]

SFBC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16119	59-2407464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11190 Biscayne Blvd., Miami, Florida 33181

(Address of Principal Executive Office) (Zip Code)

305-895-0304

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 7.     Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 3, 2004
99.2	Press Release dated August 5, 2004

Item 9.     Regulation FD Disclosure.

On August 3, 2004, SFBC International, Inc. issued a press release announcing its intention to offer, through a private placement, $100 million in convertible notes. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. In addition, on August 5, 2004, SFBC International, Inc. issued a press release regarding the pricing and other details of the convertible note offering, including, an additional $25 million in aggregate principal amount, bringing the offering to a total of $125 million in aggregate principal of convertible senior notes due August 15, 2024, and also granting the initial purchaser an option to purchase up to an additional $18.75 million of convertible notes. A copy of this press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

This Current Report on Form 8-K, including the press releases attached hereto as an Exhibits 99.1 and 99.2, does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful. This Current Report on Form 8-K, and the press releases attached hereto as exhibits, are being disclosed pursuant to, and in accordance with, Rule 135c of the Securities Act of 1933.

The information in this Current Report on Form 8-K, including the exhibits attached hereto, are furnished pursuant to Item 9 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SFBC INTERNATIONAL, INC.

Date: August 9, 2004	By:	/s/ ARNOLD HANTMAN
Arnold Hantman Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated August 3, 2004
99.2	Press Release dated August 5, 2004